Exhibit 99.1

Anworth Reports Third Quarter Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--November 4, 2019--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company” or “Anworth”) today reported its financial results for the third quarter ended September 30, 2019.

Earnings

The following table summarizes the Company’s core earnings, GAAP net loss to common stockholders, and comprehensive income for the three months ended September 30, 2019:

	Three Months Ended
	September 30, 2019
	(unaudited)
		Per
		Weighted
	Earnings	Share
	(in thousands)
Core earnings	$7,580	$0.08
GAAP net loss to common stockholders	$(19,789)	$(0.20)
Comprehensive income	$844	$0.01

Core earnings is a non-GAAP financial measure, which is explained and reconciled to GAAP net loss to common stockholders in the section entitled “Non-GAAP Financial Measures Related to Operating Results” near the end of this earnings release. Comprehensive income is shown on our consolidated statements of comprehensive income, which is included in this earnings release. Comprehensive income consists of the net loss to all stockholders (including the amounts paid to preferred stockholders) and the change in other comprehensive income.

Portfolio

At September 30, 2019 and June 30, 2019, the composition of our portfolio at fair value was as follows:

	September 30, 2019		June 30, 2019
	Dollar Amount	Percentage	Dollar Amount	Percentage
	(in thousands)
	(unaudited)
Agency MBS:
ARMS and hybrid ARMs	$1,009,254	20.7%	$1,161,124	22.9%
Fixed-rate Agency MBS	2,096,384	43.0	1,785,197	35.3
TBA Agency MBS	456,387	9.4	746,955	14.8
Total Agency MBS	$3,562,025	73.1%	$3,693,276	73.0%
Non-Agency MBS	686,029	14.1	718,109	14.2
Residential mortgage loans(1)	483,648	9.9	514,749	10.1
Residential mortgage loans held-for-securitization	129,014	2.6	121,715	2.4
Residential real estate	13,618	0.3	13,658	0.3
Total Portfolio	$4,874,334	100.0%	$5,061,507	100.0%
Total Assets(2)	$5,038,148		$5,227,638
__________________________
(1)	Residential mortgage loans owned by consolidated variable interest entities (“VIEs”) can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to us.
(2)	Includes TBA Agency MBS.

Agency MBS

At September 30, 2019, the allocation of our agency mortgage-backed securities (“Agency MBS”) was approximately 28% adjustable-rate and hybrid adjustable-rate Agency MBS, 59% fixed-rate Agency MBS, and 13% fixed-rate TBA Agency MBS. At June 30, 2019, the allocation of our Agency MBS was approximately 31% adjustable-rate and hybrid adjustable-rate Agency MBS, 49% fixed-rate Agency MBS, and 20% fixed-rate TBA Agency MBS, both periods of which are detailed below:

	September 30,	June 30,
	2019	2019
	(dollar amounts in thousands)
	(unaudited)
Fair value of Agency MBS and TBA Agency MBS	$3,562,025	$3,693,276
Adjustable-rate Agency MBS coupon reset (less than 1 year)	17%	18%
Hybrid adjustable-rate Agency MBS coupon reset (1-3 years)	2	3
Hybrid adjustable-rate Agency MBS coupon reset (3-5 years)	6	7
Hybrid adjustable-rate Agency MBS coupon reset (greater than 5 years)	3	3
Total adjustable-rate Agency MBS	28%	31%
15-year fixed-rate Agency MBS	1	2
20-year fixed-rate Agency MBS	6	6
30-year fixed-rate Agency MBS	52	41
15-year fixed-rate TBA Agency MBS	—	1
30-year fixed-rate TBA Agency MBS	13	19
Total MBS	100%	100%

At September 30, 2019, the summary statistics of our Agency MBS and TBA Agency MBS were as follows:

September 30, 2019

	Weighted Average
				Fair Market
	Coupon		Cost	Price
	(unaudited)
Agency MBS:
Adjustable-rate Agency MBS	3.96%		102.29%	$103.79
Hybrid adjustable-rate Agency MBS	2.71		102.25	101.66
15-year fixed-rate Agency MBS	3.50		101.82	103.67
20-year fixed-rate Agency MBS	3.56		104.09	104.91
30-year fixed-rate Agency MBS	3.85		102.39	$104.40
Total Agency MBS:	3.69%		102.46%
Average asset yield (weighted average coupon divided by average amortized cost)	3.60%
Unamortized premium	$73.0	million
Unamortized premium as a percentage of par value	2.46%
Premium amortization expense on Agency MBS for the respective quarter	$6.4	million

	Weighted Average
				Fair Market
	Coupon		Cost	Price
	(unaudited)
TBA Agency MBS:
30-year fixed-rate TBA Agency MBS	3.00%		101.42%	$101.53

At September 30, 2019 and June 30, 2019, the constant prepayment rate (“CPR”) and weighted average term to next interest rate reset of our Agency MBS were as follows:

	September 30,		June 30,
	2019		2019
	(unaudited)
Constant prepayment rate (CPR) of Agency MBS	21%		18%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	28%		24%
Weighted average term to next interest rate reset on Agency MBS	25	months	26	months

The following tables summarize our fixed-rate Agency MBS at September 30, 2019:

					Weighted
					Average
				Weighted	Remaining
	Market		Fair Market	Average	Term
	Value	Cost	Price	Coupon	(Years)
	(in thousands)
	(unaudited)
30-Year Fixed-Rate Agency MBS:
3.00%	$190,663	$101.12	$101.74	3.00%	30.0
3.50%	365,477	102.75	103.44	3.50	28.8
4.00%	1,130,687	102.41	102.41	4.00	28.9
≥4.5%	153,332	103.03	106.92	4.70	27.4
	$1,840,159	$102.39	$104.40	3.85%	28.9
15-Year to 20-Year Fixed-Rate Agency MBS	256,225	103.63	104.66	3.56	16.7
Total Fixed-Rate Agency MBS	$2,096,384	$102.54	$104.43	3.81%	27.4

Non-Agency MBS

The following tables summarize our Non-Agency MBS at September 30, 2019 and June 30, 2019:

	September 30, 2019
				Weighted Average
	Fair	Amortized	Current	Amortized			Fair Market
Portfolio Type	Value	Cost	Principal	Cost	Coupon	Yield	Price
		(in thousands)
	(unaudited)
Legacy Non-Agency MBS (pre-2008)	$518,812	$495,165	$674,394	73.42%	5.59%	5.54%	76.93%
Non-performing	26,430	26,199	26,360	99.39	5.33	5.94	100.27
Credit Risk Transfer	140,787	130,833	141,839	92.24	4.25	5.77	99.26
Total Non-Agency MBS	$686,029	$652,197	$842,593	77.40%	5.36%	5.61%	81.42%

	June 30, 2019
				Weighted Average
	Fair	Amortized	Current	Amortized			Fair Market
Portfolio Type	Value	Cost	Principal	Cost	Coupon	Yield	Price
		(in thousands)
	(unaudited)
Legacy Non-Agency MBS (pre-2008)	$538,028	$518,519	$698,138	74.27%	5.59%	5.45%	77.07%
Non-performing	41,967	41,771	41,960	99.55	5.37	5.81	100.02
Credit Risk Transfer	138,114	130,520	141,839	92.02	4.29	5.78	97.37
Total Non-Agency MBS	$718,109	$690,810	$881,937	78.40%	5.37%	5.53%	81.42%

Residential Mortgage Loans Held-for-Investment

The following table summarizes our residential mortgage loans held-for-investment at September 30, 2019 and June 30, 2019:

	September 30,	June 30,
	2019	2019
	(in thousands)
	(unaudited)
Residential mortgage loans held-for-investment	$483,648	$514,749
Asset-backed securities issued by securitization trusts	474,285	505,385
Retained interest in loans held in securitization trusts	$9,363	$9,364

Residential Mortgage Loans Held-for-Securitization

The following table summarizes our residential mortgage loans held-for-securitization at September 30, 2019 and June 30, 2019:

	September 30,	June 30,
	2019	2019
	(in thousands)
	(unaudited)
Residential mortgage loans held-for-securitization	$129,014	$121,715
Amount outstanding on warehouse line of credit	$112,252	$92,511
Payable for purchased loans	$—	$16,098

Residential Properties Portfolio

At September 30, 2019 and June 30, 2019, Anworth Properties Inc. owned 86 and 86 single-family residential rental properties, respectively, located in Southeastern Florida that were carried at a total cost, net of accumulated depreciation, of $13.6 million and $13.7 million, respectively.

MBS Portfolio Financing

	September 30, 2019
	Agency		Non-Agency		Total
	MBS		MBS		MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$2,780,000		$475,102		$3,255,102
Average interest rate	2.29%		3.12%		2.41%
Average maturity	33	days	18	days	31	days
Average interest rate after adjusting for interest rate swaps					2.34%
Average maturity after adjusting for interest rate swaps					940	days

	June 30, 2019
	Agency		Non-Agency		Total
	MBS		MBS		MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$2,645,000		$510,843		$3,155,843
Average interest rate	2.61%		3.50%		2.76%
Average maturity	27	days	18	days	26	days
Average interest rate after adjusting for interest rate swaps					2.38%
Average maturity after adjusting for interest rate swaps					1,198	days

Portfolio Leverage

At September 30, 2019, our leverage multiple was 5.69x. The leverage multiple is calculated by dividing our repurchase agreements and credit line outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The effective leverage, which includes the effect of TBA dollar roll financing, was 6.46x at September 30, 2019. At June 30, 2019, our leverage multiple was 5.39x and the effective leverage was 6.63x.

Interest Rate Swaps

At September 30, 2019 and June 30, 2019, our interest rate swap agreements (“Swaps”) had the following notional amounts, weighted average fixed rates, and remaining terms:

	September 30, 2019
		Weighted
		Average	Remaining	Remaining
	Notional	Fixed	Term in	Term in
Maturity	Amount	Rate	Months	Years
	(in thousands)
	(unaudited)
Less than 12 months	$541,000	1.65%	6	0.5
1 year to 2 years	275,000	1.61	16	1.3
2 years to 3 years	155,000	1.71	34	2.8
3 years to 4 years	205,000	1.78	47	3.9
4 years to 5 years	225,000	2.12	57	4.7
5 years to 7 years	425,000	2.41	74	6.2
7 years to 10 years	365,000	2.96	100	8.3
	$2,191,000	2.08%	47	3.9

	June 30, 2019
		Weighted
		Average	Remaining	Remaining
	Notional	Fixed	Term in	Term in
Maturity	Amount	Rate	Months	Years
	(in thousands)
	(unaudited)
Less than 12 months	$766,000	1.62%	4	0.3
1 year to 2 years	450,000	1.67	16	1.3
2 years to 3 years	275,000	1.85	27	2.2
3 years to 4 years	170,000	1.83	39	3.3
4 years to 5 years	330,000	2.38	53	4.4
5 years to 7 years	400,000	2.47	72	6.0
7 years to 10 years	565,000	2.84	101	8.4
	$2,956,000	2.09%	43	3.6

Effective Net Interest Rate Spread

	September 30,	June 30,
	2019	2019
	(unaudited)
Average asset yield, including TBA dollar roll income	3.62%	3.66%
Effective cost of funds	2.71	2.70
Effective net interest rate spread	0.91%	0.96%

Certain components of our effective net interest rate spread are non-GAAP financial measures, which are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures Related to Operating Results” at the end of this earnings release.

Dividend

On September 17, 2019, we declared a quarterly common stock dividend of $0.10 per share for the third quarter ended September 30, 2019. Based upon the closing price of $3.30 on September 30, 2019, the annualized dividend yield on our common stock at September 30, 2019 was 12.1%.

Book Value per Common Share

At September 30, 2019, our book value was $4.42 per share of common stock, which was a decrease of $0.11 from $4.53 in the prior quarter.

The $0.10 quarterly dividend, less the $0.11 decrease in book value per common share from the prior quarter, resulted in a negative return on book value per common share of (0.2)% for the three months ended September 30, 2019. The return on book value per common share for the nine months ended September 30, 2019 was 1.0%.

Subsequent Events

On October 1, 2019, the conversion rate of our Series B Preferred Stock increased from 5.4397 to 5.5379 shares of our common stock based upon the common stock dividend of $0.10 per share that was declared on September 17, 2019.

Conference Call

The Company will host a conference call on Tuesday, November 5, 2019 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss our third quarter 2019 results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on November 5, 2019. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10136439. The conference call will also be webcast live over the Internet, which can be accessed on our website at http://www.anworth.com through the corresponding link located at the top of the home page.

Investors interested in participating in our Dividend Reinvestment and Stock Purchase Plan (our “DRP Plan”), or receiving a copy of the DRP Plan’s prospectus, may do so by contacting our Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about our Plan, interested investors may also visit our Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or our website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

We are an externally-managed mortgage real estate investment trust (“REIT”). We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC (our “Manager”), pursuant to a management agreement. Our Manager is subject to the supervision and direction of our Board and is responsible for (i) the selection, purchase, and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with portfolio management, administrative, and other services relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth Mortgage Asset Corporation is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations, and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30,	December 31,
	2019	2018
		(audited)
ASSETS
Agency MBS at fair value (including $2,992,673 and $3,433,252 pledged to counterparties at September 30, 2019 and December 31, 2018, respectively)	$3,105,638	$3,548,719
Non-Agency MBS at fair value (including $593,748 and $726,428 pledged to counterparties at September 30, 2019 and December 31, 2018, respectively)	686,029	795,203
Residential mortgage loans held-for-securitization	129,014	11,660
Residential mortgage loans held-for-investment through consolidated securitization trusts(1)	483,648	549,016
Residential real estate	13,618	13,782
Cash and cash equivalents	13,867	3,165
Reverse repurchase agreements	—	20,000
Restricted cash	119,070	30,296
Interest receivable	20,240	16,872
Derivative instruments at fair value	2,459	46,207
Right to use asset-operating lease	1,391	1,794
Prepaid expenses and other assets	6,787	2,986
Total Assets	$4,581,761	$5,039,700
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$14,722	$24,828
Repurchase agreements	3,255,102	3,811,627
Warehouse line of credit	112,252	—
Asset-backed securities issued by securitization trusts(1)	474,285	539,651
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	71,821	15,901
Derivative counterparty margin	—	—
Dividends payable on preferred stock	2,297	2,297
Dividends payable on common stock	9,877	12,803
Payable for purchased loans	—	11,660
Payable for purchased securities	43,290	—
Accrued expenses and other liabilities	5,252	654
Long-term lease obligation	1,391	1,794
Total Liabilities	$4,027,669	$4,458,595
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($19,494 and $19,494, respectively); 780 and 780 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively)	$19,455	$19,455
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively)	$46,537	$46,537
Series C Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($50,257 and $50,257, respectively); 2,010 and 2,010 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively)	48,626	48,944
Common Stock: par value $0.01 per share; authorized 200,000 shares, 98,768 and 98,483 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively)	988	985
Additional paid-in capital	983,124	981,964
Accumulated other comprehensive (loss) income consisting of unrealized gains and losses	66,950	(30,792)
Accumulated deficit	(611,588)	(485,988)
Total Stockholders' Equity	$534,637	$561,650
Total Liabilities and Stockholders' Equity	$4,581,761	$5,039,700
__________________________
(1)	The consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. At September 30, 2019 and December 31, 2018, total assets of the consolidated VIEs were $485 million and $551 million (including accrued interest receivable of $1.6 million and $1.8 million), respectively (which is recorded above in the line item “Interest receivable”), and total liabilities were $476 million and $541 million (including accrued interest payable of $1.6 million and $1.7 million), respectively (which is recorded above in the line item “Accrued interest payable”).

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(unaudited)
Interest and other income:
Interest-Agency MBS	$20,335	$23,578	$70,183	$72,449
Interest-Non-Agency MBS	9,299	10,377	29,423	30,287
Interest-residential securitized mortgage loans	5,049	5,750	15,676	17,944
Interest-residential mortgage loans held-for-securitization	1,574	—	2,695	—
Other interest income	679	20	1,343	92
	36,936	39,725	119,320	120,772
Interest expense:
Interest expense on repurchase agreements	21,132	24,027	74,248	65,149
Interest expense on asset-backed securities	4,880	5,581	15,172	17,449
Interest expense on warehouse line of credit	1,381	—	2,671	—
Interest expense on junior subordinated notes	520	519	1,608	1,470
	27,913	30,127	93,699	84,068
Net interest income	9,023	9,598	25,621	36,704
Operating expenses:
Management fee to related party	(1,647)	(1,636)	(5,085)	(5,039)
Rental properties depreciation and expenses	(423)	(366)	(1,146)	(1,158)
General and administrative expenses	(1,188)	(1,197)	(3,813)	(3,631)
Total operating expenses	(3,258)	(3,199)	(10,044)	(9,828)
Other income (loss):
Income-rental properties	469	436	1,359	1,333
Realized net gain (loss) on sales of available-for-sale MBS	214	799	(5,488)	(11,188)
Realized gain (loss) on sales of Agency MBS held as trading investments	—	(231)	(7,128)	(7,558)
Impairment charge on Non-Agency MBS	(1,145)	(141)	(1,751)	(1,898)
Unrealized gain (loss) on Agency MBS held as trading investments	1,939	(3,017)	17,834	(14,584)
Gain on sale of residential properties	—	30	—	30
(Loss) gain on derivatives, net	(24,734)	13,090	(105,565)	36,433
Recovery on Non-Agency MBS	—	—	—	1
Total other (loss) income	(23,257)	10,966	(100,739)	2,569
Net (loss) income	$(17,492)	$17,365	$(85,162)	$29,445
Dividends on preferred stock	(2,297)	(2,297)	(6,892)	(6,892)
Net (loss) income to common stockholders	$(19,789)	$15,068	$(92,054)	$22,553
Basic (loss) income per common share	$(0.20)	$0.15	$(0.93)	$0.23
Diluted (loss) income per common share	$(0.20)	$0.15	$(0.93)	$0.23
Basic weighted average number of shares outstanding	98,739	98,353	98,638	98,270
Diluted weighted average number of shares outstanding	98,739	102,331	98,638	102,199

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except for per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(unaudited)
Net (loss) income	$(17,492)	$17,365	$(85,162)	$29,445
Available-for-sale Agency MBS, fair value adjustment	11,242	(16,091)	65,195	(65,419)
Reclassification adjustment for (gain) loss on sales of Agency MBS included in net (loss) income	(445)	(583)	5,258	11,362
Available-for-sale Non-Agency MBS, fair value adjustment	6,337	(5,788)	24,095	(6,679)
Reclassification adjustment for (gain) loss on sales of Non-Agency MBS included in net (loss) income	231	(217)	209	(175)
Amortization of unrealized gains on interest rate swaps remaining in other comprehensive income	971	1,043	2,985	3,006
Reclassification adjustment for interest (income) on interest rate swaps included in net (loss) income	—	—	—	(212)
Other comprehensive income (loss)	18,336	(21,636)	97,742	(58,117)
Comprehensive income (loss)	$844	$(4,271)	$12,580	$(28,672)

Non-GAAP Financial Measures Related to Operating Results

In addition to our operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: core earnings (including per common share), total interest income and average asset yield, including TBA dollar roll income, paydown expense on Agency MBS, and effective total interest expense and effective cost of funds. The first table below reconciles our “Net loss to common stockholders” for the three months ended September 30, 2019 to core earnings for the same period. Core earnings represents “Net loss to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles our total interest and other income for the three months ended September 30, 2019 (which is the nearest comparable GAAP measure) to our total interest income and average asset yield, including TBA dollar roll income, and shows the annualized amounts as a percentage of our average earning assets and also reconciles our total interest expense (which is the nearest comparable GAAP measure) to our effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of our average borrowings.

The Company’s management believes that:

  these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that we use in our financial and operational decision-making process;
  the inclusion of paydown expense on Agency MBS is more indicative of the current earnings potential of our investment portfolio, as it reflects the actual principal paydowns which occurred during the period. Paydown expense on Agency MBS is not dependent on future assumptions on prepayments, or the cumulative effect from prior periods of any current changes to those assumptions, as is the case with the GAAP measure, “Premium amortization on Agency MBS”;
  the adjustment for depreciation expense on residential rental properties, as this is a non-cash item and is added back by other companies to derive funds from operations; and
  the presentation of these measures, when analyzed in conjunction with our GAAP operating results, allows investors to more effectively evaluate our performance to that of our peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies.

These non-GAAP financial measures should not be used as a substitute for our operating results for the three months ended September 30, 2019. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended
	September 30, 2019
	Amount	Per Share
	(in thousands)
	(unaudited)
Net (loss) to common stockholders	$(19,789)	$(0.20)
Adjustments to derive core earnings:
(Gain) on sales of MBS	(214)	—
Impairment charge on Non-Agency MBS(1)	1,145	0.01
Unrealized (gain) on Agency MBS held as trading investments	(1,939)	(0.02)
Unrealized loss on interest rate swaps, net	28,720	0.29
(Gain) on derivatives-TBA Agency MBS, net	(3,986)	(0.04)
Net settlement on interest rate swaps after de-designation(2)	2,093	0.02
Dollar roll income on TBA Agency MBS(3)	564	0.01
Premium amortization on MBS	6,353	0.06
Paydown expense(4)	(5,487)	(0.05)
Depreciation expense on residential rental properties(5)	120	—
Core earnings	$7,580	$0.08
Basic weighted average number of shares outstanding	98,739
__________________________
(1)

Impairment charge on Non-Agency MBS represents the amount applied against current GAAP earnings when future loss expectations exceed previously existing expectations. When future loss expectations become less than previously existing loss expectations, the difference would be amortized into earnings over the life of the security.

(2)

Net settlement on interest rate swaps after de-designation includes all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014 and also on any new interest rate swaps entered into after that date. These amounts are recorded in “Unrealized loss on interest rate swaps, net.”

(3)

Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “Loss on derivatives, net” that is included in our consolidated statements of operations.

(4)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the quarter.
(5)	Depreciation expense is added back in the core earnings calculation, as it is a non-cash item, and it is similarly added back in other companies’ calculation of core earnings or funds from operations.

Effective Net Interest Rate Spread

	Three Months Ended
	September 30, 2019
		Annualized
	Amount	Percentage
	(in thousands)
	(unaudited)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest income	$36,936	3.51%
Income-rental properties	469	0.04
Dollar roll income on TBA Agency MBS(1)	564	0.05
Premium amortization on Agency MBS	6,353	0.60
Paydown expense on Agency MBS(2)	(5,487)	(0.52)
Less: Other income	(679)	(0.06)
Total interest and other income and average asset yield, including TBA dollar roll income	$38,156	3.62%
Effective Cost of Funds:
Total interest expense	$27,913	2.93%
Net settlement on interest rate Swaps after de-designation(3)	(2,043)	(0.22)
Effective total interest expense and effective cost of funds	$25,870	2.71%
Effective net interest rate spread		0.91%
Average earning assets	$4,212,950
Average borrowings	$3,807,511
__________________________
(1)

Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “(Loss) gain on derivatives, net” that is shown on our consolidated statements of operations.

(2)

Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the three-month period.

(3)

Net settlement on interest rate swaps after de-designation include all subsequent net payments made or received on interest rate swaps which were de-designated as hedges in August 2014 and also on any new interest rate swaps entered into after that date. These amounts are recorded in “Unrealized loss on interest rate swaps, net.”

Contacts

Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, 2nd Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com